                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D. C. 20549
                           --------------------------------

                                      FORM 8-K/A

                                   AMENDMENT NO. 1

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

                           --------------------------------


Date of report (Date of earliest event reported): April 9, 1997
                                                  -------------


                                CARDIAC SCIENCE, INC.
--------------------------------------------------------------------------------
                  (Exact Name of Registrant as Specified in Charter)


          DELAWARE                        0-19567                  33-0465681
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission File No.)         (IRS Employer
of Incorporation)                                                I.D. Number)


  1176 MAIN STREET, SUITE C, IRVINE, CALIFORNIA                    92614
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:   (714) 587-0357
                                                   -----------------------------


  8 HAMMOND DRIVE, SUITE 111, IRVINE, CALIFORNIA      92618
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

     This Amendment No. 1 to the Current Report on Form 8-K is filed by the Registrant to supply financial statements and pro forma financial information that was not available on the date of the initial filing.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

          (a)  Financial Statements of Business Acquired

               Attached are the audited consolidated financial statements of Innovative Physician Services, Inc. as of December 31, 1996 and for each of the years in the two-year period ended December 31, 1996, and unaudited condensed interim consolidated financial statements as of March 31, 1997 and for the quarters ended March 31, 1997 and 1996.

          (b)  Pro Forma Financial Information

               Attached are pro forma financial statements of Cardiac Science, Inc. as of March 31, 1997, for the three month period ended March 31, 1997 and for the year ended December 31, 1996.

                                      SIGNATURES
                                      ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   CARDIAC SCIENCE, INC.



                                   By:/s/ Raymond W. Cohen
                                      ---------------------------------------
                                        Raymond W. Cohen
                                        President and Chief Executive Officer

Date: June 23, 1997

                                               CONSOLIDATED FINANCIAL STATEMENTS



                                             Innovative Physician Services, Inc.
                                                       dba Diagnostic Monitoring


                                          Years Ended December 31, 1996 and 1995

       INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT                                                 F-2

FINANCIAL STATEMENTS

    Consolidated Balance Sheets                                      F-3 to F-4

    Consolidated Statements of Operations                                   F-5

    Consolidated Statements of Changes in
       Stockholders' Equity                                                 F-6

    Consolidated Statements of Cash Flows                            F-7 to F-8

    Notes to Consolidated Financial Statements                      F-9 to F-15

                                     [LETTERHEAD]

                            INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Innovative Physician Services, Inc.
dba Diagnostic Monitoring
Irvine, California


We have audited the accompanying consolidated balance sheet of Innovative Physician Services, Inc. dba Diagnostic Monitoring as of December 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Innovative Physician Services, Inc. dba Diagnostic Monitoring as of December 31, 1996 and the consolidated results of their operations and their cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.







                                       RAIMONDO, PETTIT & GLASSMAN





Torrance, California
June 13, 1997

        INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                            CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                        MARCH 31,   DECEMBER 31,
                                                          1997         1996
--------------------------------------------------------------------------------
                                                       (UNAUDITED)
ASSETS

Cash                                                    $   43,223    $    -
Accounts receivable                                        129,575      107,683
Inventories                                                 87,147      140,518
Income tax receivable                                       10,903       10,903
Deferred taxes                                               2,329        2,224
--------------------------------------------------------------------------------
Total current assets                                       273,177      261,328
--------------------------------------------------------------------------------


Property and equipment, net of
  $6,612 in accumulated depre-
  ciation at December 31, 1996                              17,341       16,947
--------------------------------------------------------------------------------

TOTAL ASSETS                                            $  290,518    $ 278,275
--------------------------------------------------------------------------------
     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                          FINANCIAL STATEMENTS.

         INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                         CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                     MARCH 31,    DECEMBER 31,
                                                       1997          1996
--------------------------------------------------------------------------------
                                                    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Bank overdraft                                        $    -      $   9,275
Line of credit                                           18,903        -
Accounts payable and accrued expenses                   272,902     247,183
Other accrued liabilities                                 5,735      10,787
Due to affiliate                                          2,000        -
--------------------------------------------------------------------------------
Total current liabilities                               299,540     267,245
--------------------------------------------------------------------------------

COMMITMENTS (NOTE 4)


STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value,
   2,500 shares authorized, 100
   shares issued and outstanding                            100         100
Additional paid-in capital                               33,821      33,821
Accumulated deficit                                     (42,943)    (22,891)
--------------------------------------------------------------------------------
Total stockholders' equity (deficit)                     (9,022)     11,030
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity (deficit)  $ 290,518   $ 278,275
--------------------------------------------------------------------------------
       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                                 FINANCIAL STATEMENTS.

           INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                        CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------
                                      FOR THE THREE MONTHS      FOR THE YEARS ENDED
                                         ENDED MARCH 31,            DECEMBER 31,
                                      1997          1996          1996           1995
-----------------------------------------------------------------------------------------
                                  (UNAUDITED)    (UNAUDITED)

SALES                             $  356,684      $ 749,957     $1,747,262   $  1,757,826
COST OF SALES                        204,478        423,904      1,133,046        997,060
------------------------------------------------------------------------------------------
GROSS PROFIT                         152,206        326,053        614,216        760,766
------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Sales and marketing                 58,064         39,824        237,252        235,119
  General and administrative         114,494        170,707        469,383        395,033
-----------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES             172,558        210,531        706,635        630,152
-----------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
  Loss on disposition
    of equipment                        -           (18,000)       (18,000)          -
  Other income (expense)               1,673          2,624         (1,635)           938
-----------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)           1,673        (15,376)       (19,635)           938
-----------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME
  TAX PROVISION (BENEFIT)            (18,679)       100,146       (112,054)       131,552

INCOME TAX PROVISION (BENEFIT)         1,373         46,923        (21,437)        46,296
-----------------------------------------------------------------------------------------
NET INCOME (LOSS)                 $  (20,052)     $  53,223     $  (90,617)  $     85,256
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------
 The accompanying notes are an integral part of these consolidated financial statements.


                   INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING


                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------------------------------------------------------
                                              FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------------------------------------------------------

                                                                                 RETAINED
                                           COMMON STOCK         ADDITIONAL       EARNINGS         TOTAL
                                       --------------------       PAID-IN      (ACCUMULATED    STOCKHOLDERS'
                                       SHARES        AMOUNT       CAPITAL         DEFICIT)       EQUITY
--------------------------------------------------------------------------------------------------------------------------------
Balances, December 31, 1994              100          $ 100        $33,821       $(17,530)       $16,391

Net income for the year
  ended December 31, 1995                                                          85,256         85,256
--------------------------------------------------------------------------------------------------------------------------------

Balances, December 31, 1995              100            100         33,821         67,726        101,647

Net loss for the year
  ended December 31, 1996                                                         (90,617)       (90,617)
z--------------------------------------------------------------------------------------------------------------------------------

Balances, December 31, 1996              100          $ 100        $33,821       $(22,891)       $11,030
--------------------------------------------------------------------------------------------------------------------------------

  The accompanying notes are an integral part of these consolidated financial statements.


             INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                          CONSOLIDATED STATEMENTS OF CASH FLOWS

---------------------------------------------------------------------------------------------------------------------------------
                                               FOR THE THREE MONTHS          FOR THE YEARS ENDED
                                                 ENDED MARCH 31,                 DECEMBER 31,
                                                1997          1996            1996           1995
---------------------------------------------------------------------------------------------------------------------------------
                                            (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING
 aCTIVITIES:
 Net income (loss)                          $  (20,052)     $  53,223     $  (90,617)     $  85,256
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
    Depreciation                                 1,000            739          3,841          4,126
    Deferred taxes                                (105)           117        (12,477)        24,505
    Loss on disposition of equipment              -            18,000         18,000           -
    Changes in operating assets
    and liabilities:
      Accounts receivable                      (21,892)       (27,630)         8,501       (116,184)
      Inventories                               53,371        (10,245)       (79,826)       (60,692)
      Income tax receivable                       -              -           (10,903)          -
      Accounts payable and accrued
         expenses                               25,719        (16,623)       149,466         97,717
      Other accrued liabilities                 (5,052)        41,239        (26,784)        28,149
---------------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in)
 operating activities                           32,989         58,820        (40,799)        62,877
---------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Capital expenditures                           (1,394)          -            (6,178)       (28,349)
 Payments received from notes
  receivable                                      -              -              -             2,075
---------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities           (1,394)          -            (6,178)       (26,274)
---------------------------------------------------------------------------------------------------------------------------------



              INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING


--------------------------------------------------------------------------------------------------------------------------------

                                          FOR THE THREE MONTHS         FOR THE YEARS ENDED
                                             ENDED MARCH 31,              DECEMBER 31,
                                            1997          1996           1996           1995
--------------------------------------------------------------------------------------------------------------------------------
                                       (UNAUDITED)    (UNAUDITED)

CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Borrowings under line of credit        $  18,903           -          $   -              -
 Payments made on bank
  overdraft                                (9,275)          -              -              -
 Borrowings on bank overdraft                -              -             9,275           -
 Advances from stockholder                  2,000           -              -              -
--------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing
 activities                                11,628           -             9,275           -
--------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash            43,223      $  58,820       $(37,702)     $  36,603

Cash, beginning of period                    -            37,702         37,702          1,099
--------------------------------------------------------------------------------------------------------------------------------

Cash, end of period                     $  43,223      $  96,522       $   -         $  37,702
--------------------------------------------------------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
  CASH PAID DURING THE
    YEAR FOR:
    Interest                            $    -         $    -          $   -         $    -
    Income taxes                        $    -         $    -          $ 16,666      $   2,480
--------------------------------------------------------------------------------------------------------------------------------

 The accompanying notes are an integral part of these consolidated financial statements.


                  INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.  THE COMPANY

Innovative Physician Services, Inc. dba Diagnostic Monitoring (the "Company") was incorporated in Nevada on August 4, 1993 to provide sales and marketing consulting services, and market medical diagnostic equipment, particularly Holter technology, and other cardiovascular products through a network of domestic and international distributors. International sales, primarily to Europe and South America, represented 63% and 57% of total sales in 1996 and 1995, respectively.

On April 11, 1997, the Company was sold to Cardiac Science, Inc., a Delaware corporation (the "Sale"). The pro forma effect of this business combination is presented elsewhere in this Form 8-K/A.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Spirosoft Northamerica, Inc., a Nevada corporation, incorporated on March 7, 1994. All intercompany accounts and transactions have been eliminated in consolidation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers short-term investments with initial maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories consist of finished goods, including inventory in transit of $60,496 at December 31, 1996, and are valued at the lower of cost or market. Cost is determined principally by the first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment, which consists primarily of office equipment, are capitalized at original cost and depreciated on a straight-line basis over their estimated useful lives of five to seven years.

           INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT (CONTINUED)

Maintenance and repairs are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, and any resulting gain or loss is included in operations.

MANAGEMENT'S ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

CONCENTRATION OF SUPPLIERS

During 1995, the Company purchased approximately 42% of its products from a supplier. During 1996, the Company replaced the supplier and purchased approximately 47% of its products from two new suppliers.

INTERIM FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles
for complete consolidated financial statements.     In the

           INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM FINANCIAL STATEMENTS (CONTINUED)

opinion of management, all normal adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. The unaudited condensed consolidated financial statements include the condensed consolidated balance sheet as of March 31, 1997, and the related condensed consolidated statements of operations and cash flows for the three months ended March 31, 1997 and 1996. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements. The results of operations for the three months ended March 31, 1997 and 1996 are not necessarily indicative of the operating results for the full year.

3.  RELATED PARTY TRANSACTIONS

STOCKHOLDER ADVANCE

During the year ended December 31, 1996, the Company advanced $20,000 to a stockholder. The advance was due on demand, non-interest bearing, unsecured, and was repaid to the Company before year end.

SELF EMPLOYMENT PENSION - INDIVIDUAL RETIREMENT ACCOUNT (SEP-IRA) PLAN

In 1995, the Company initiated a SEP-IRA plan ("the Plan"), covering substantially all employees, in which the Company, at its discretion, may contribute up to a maximum of 15% of an employee's annual gross wages into a SEP-IRA account in the employee's name. The Plan is administered by Merrill Lynch. During 1996 and 1995, the Company contributed $3,300 and $15,000.

4.  COMMITMENTS

OPERATING LEASE

As of December 31, 1996, and through the period ended on April 11, 1997, the date of the Sale, the Company leased office space under the terms of a month to month operating lease agreement. In May 1997, the Company moved its operations to a new facility located in Irvine, California. Total rent expense for the years ended December 31, 1996 and 1995 was $10,920 and $17,092, respectively.

             INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


4.  COMMITMENTS (CONTINUED)

LITIGATION SETTLEMENT

During 1996, the Company entered into a settlement agreement whereby the Company was one of the defendants in a copyright infringement litigation. In accordance with the settlement agreement, the Company paid the plaintiffs $50,000, which is included in general and administrative expenses.

LINE OF CREDIT

On October 24, 1996, the Company entered into a line of credit agreement with a bank. The agreement provides for advances of up to $50,000. The advances under the agreement bear interest at the bank's reference rate (8.25% at December 31, 1996) plus 3% per annum, are unsecured and expire on October 24, 1997. At December 31, 1996, the Company had made no advances against the line of credit.

5.  INCOME TAXES

The composition of the provision for income taxes (benefit) for the years ended December 31 is as follows:

                                                   1996              1995
                                              -------------     -------------

    Current:
     State                                     $  1,600          $   8,074
     Federal                                    (10,903)            10,451
                                            --------------------------------

    Total current                                (9,303)            18,525
                                            --------------------------------

    Deferred:
     State                                       (5,686)             6,328
     Federal                                    (34,535)            21,443
     Change in valuation allowance               28,087               -
                                            --------------------------------

    Total deferred                              (12,134)            27,771
                                            --------------------------------

    Income tax provision (benefit)             $(21,437)         $  46,296
                                            --------------------------------
                                            --------------------------------

            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

5.  INCOME TAXES (CONTINUED)

The provision for income taxes (benefit) differs from the amount that would result from applying the federal statutory rate as follows:

                                                        DECEMBER 31,
                                                        ------------
                                                       1996     1995
                                                       ----     ----

    Statutory regular federal income tax rate         (34.0%)   34.0%
    State income taxes, net of federal benefit         (1.0%)   10.9%
    Refund from net operating loss carryback           (9.7%)     -
    Graduated tax rates                                   -     (8.9%)
    Valuation allowance                                22.5%      -
    Other                                               3.1%    (0.8%)
                                                       ----     -----

    Effective Tax Rate                                (19.1%)   35.2%
                                                       -----    -----
                                                       -----    -----

At December 31, 1996, the Company has net operating loss carryforwards available to offset future federal and California taxable income, of approximately $9,000 and $32,000, respectively. The federal carryforwards expire in 2011 and the California carryforwards expire in 2001. As a result of the change of ownership subsequent to year end, the utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382.

The components of the deferred income tax assets and liabilities at December 31, 1996 are as follows:

                                                           1996
                                                      --------------
    Deferred tax assets:
     Net operating loss carryforward                      $   28,087
     Inventory reserve                                         5,233
                                                      --------------

                                                          $   33,320
                                                      --------------
    Deferred tax liabilities:
     Depreciation                                             (3,009)
     Valuation allowance                                     (28,087)
                                                      --------------

    Net deferred tax assets                               $    2,224
                                                      --------------
                                                      --------------

The valuation allowance on deferred tax assets increased by $28,087 and $0 during 1996 and 1995, respectively.

         INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

6.  CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company's customers are not concentrated in any specific geographic region, but are concentrated in the medical equipment and supply business. Four customers accounted for approximately 28% of sales and 55% of accounts receivable in 1996, and four customers accounted for approximately 27% of sales and 86% of accounts receivable in 1995. The Company reviews a customer's credit history before extending credit. The Company does not require collateral to secure accounts receivable balances. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The accounting loss, should a customer be unable to meet its obligations to the Company, would be equal to the recorded account receivable.

7.  SUBSEQUENT EVENTS

On April 11, 1997, the Company was acquired by Cardiac Science, Inc. ("CSI"). The acquisition was effected pursuant to an Agreement and Plan of Merger dated April 9, 1997, by and among CSI, the Company, the stockholder, and CSI Merging Corporation, a newly-formed, wholly-owned subsidiary of CSI ("Merging Corp."), pursuant to which (a) Merging Corp. was merged with and into the Company (the "Merger"), with the Company being the surviving corporation (the "Surviving Corporation"), and (b) the Company became a wholly-owned subsidiary of CSI by virtue of (i) the Merger, (ii) the conversion of the issued and outstanding shares of common stock of Merging Corp. into shares of common stock of the Surviving Corporation, and (iii) the conversion of the issued and outstanding shares of common stock of the Company into 5,714.285 shares of CSI's Series A Convertible Preferred Stock (the "Series A Preferred Stock") plus a non-interest bearing promissory note in the principal amount of $100,000, payable in eighteen equal consecutive monthly installments commencing upon the earlier of April 9, 1999 or the completion of an equity financing by CSI of not less than $2,000,000 of gross proceeds.

Each share of CSI Series A Preferred Stock (i) is entitled to 1,000 votes per share; (ii) is convertible into 1,000 shares of CSI's common stock, par value $0.001 per share (the "Common Stock"), at any time, and from time to time, at the holder's option, without the payment of any additional consideration;
(iii) has a preference on liquidation or dissolution of $175.00 per share;
(iv) entitles the holder thereof to demand redemption of the CSI Series A Preferred Stock by CSI after two years from the date of issuance, at a price of $175.00 per share of CSI Series A Preferred Stock, if there are an insufficient number of authorized but unissued shares of CSI Common Stock to allow the CSI Series A Preferred Stock to be converted into shares of CSI Common Stock; and
(v) automatically shall convert into 1,000 shares of CSI Common Stock (subject to adjustment for any reverse stock split, etc.) upon there being a sufficient number of authorized but unissued shares of CSI Common

              INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

7.  SUBSEQUENT EVENTS (CONTINUED)

Stock to allow such conversion. A complete description and terms of the CSI Series A Preferred Stock are set forth in the Certificate of Designation filed with the State of Delaware on April 1, 1997.

                         PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                     Cardiac Science, Inc. and
                                           Innovative Physician Services, Inc.
                                                     dba Diagnostic Monitoring


         As of March 31, 1997, for the Three Month Period Ended March 31, 1997
                                      and for the Year Ended December 31, 1996

                           CARDIAC SCIENCE, INC. AND
          INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING

                                   INDEX TO
               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


   Pro Forma Condensed Consolidated Financial Statements             F-16 to F-19
   Notes to Pro Forma Condensed Consolidated Financial Statements    F-20 to F-23



                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        AS OF MARCH 31, 1997, FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                     (Unaudited)

                            To Reflect the Acquisition of
                         Innovative Physician Services, Inc.
                              dba Diagnostic Monitoring

                                  ------------------


The following pro forma condensed consolidated balance sheet (unaudited) as of March 31, 1997, and the pro forma condensed consolidated statements of operations (unaudited), for the three month period ended March 31, 1997, and the year ended December 31, 1996, give effect to the acquisition of all the outstanding shares of Innovative Physician Services, Inc. dba Diagnostic Monitoring ("IPS"), by Cardiac Science, Inc. ("Cardiac Science" or "the Company") which acquisition was completed on April 9, 1997 and accounted for under the purchase method. The pro forma consolidated information is based on the historical financial statements of Cardiac Science and IPS and includes assumptions and adjustments set forth in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma unaudited consolidated balance sheet and the pro forma unaudited condensed consolidated statements of operations present the financial position of Cardiac Science and its results of operations as if Cardiac Science had acquired IPS as of March 31, 1997 and January 1, 1996, respectively.

The pro forma condensed consolidated balance sheet (unaudited) as of March 31, 1997 and the pro forma condensed consolidated statements of operations (unaudited) for the three month period ended March 31, 1997 and the year ended December 31, 1996 may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. These pro forma consolidated financial statements (unaudited) should be read in conjunction with the Cardiac Science audited financial statements and notes for the year ended December 31, 1996 and the unaudited financial statements for the three month period ended March 31, 1997 included in Cardiac Science's Annual Report on Form 10K and quarterly report on Form 10Q-SB, respectively, and the Innovative Physician Services, Inc. dba Diagnostic Monitoring consolidated financial statements and notes thereto contained elsewhere herein.

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 AS OF MARCH 31, 1997

                                     (UNAUDITED)

                                   ---------------


                                                                          PRO FORMA        PRO FORMA
                                               CARDIAC                    -----------      ----------
                                               SCIENCE          IPS       ADJUSTMENTS       TOTALS
------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents                  $ 232,930       $ 43,223   $        -       $  276,153
  Trade accounts receivable                        -          129,575            -          129,575
  Inventories                                      -           87,147   (1)  34,859        122,006
  Other current assets                          12,128         13,232            -           25,360
------------------------------------------------------------------------------------------------------

  Total current assets                         245,058        273,177         34,859        553,094
------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                     21,628         17,341             -           38,969
OTHER ASSETS                                     4,012            -               -            4,012
GOODWILL                                           -              -     (1)   657,138        657,138
------------------------------------------------------------------------------------------------------

  Total assets                                 270,698        290,518         691,997      1,253,213
------------------------------------------------------------------------------------------------------

LIABILITIES
  Bank line of credit                              -           18,903              -           18,903
  Accounts payable and accrued expenses        169,981        280,637              -          450,618
  Note payable                                     -              -      (1)   82,975          82,975
------------------------------------------------------------------------------------------------------

  Total current liabilities                    169,981        299,540          82,975         552,496
------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

  Preferred stock                                  -              -      (1)  600,000         600,000
  Common stock                                 287,423            100            (100)        287,423
  Additional paid-in capital                 4,936,824         33,821    (1)  (33,821)      4,936,824

Accumulated deficit                         (5,123,530)       (42,943)   (1)   42,943      (5,123,530)
------------------------------------------------------------------------------------------------------

  Total stockholders' equity                   100,717         (9,022)        609,022         700,717
------------------------------------------------------------------------------------------------------

  Total liabilities and stockholders' equity   270,698        290,518         691,997       1,253,213
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

     See accompanying notes to pro forma condensed consolidated financial statements.

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                     (UNAUDITED)

                                   ---------------




                                                                                   PRO FORMA        PRO FORMA
                                                         CARDIAC                   ----------       ---------
                                                         SCIENCE           IPS     ADJUSTMENTS        TOTALS
-----------------------------------------------------------------------------------------------------------------

SALES                                                   $    -          $356,684    $      -        $ 356,684

Cost of sales                                                -           204,478           -          204,478
-----------------------------------------------------------------------------------------------------------------

   GROSS PROFIT                                              -           152,206           -          152,206

OPERATING EXPENSES

   Research and development                                78,536           -              -           78,536
   Selling expenses                                          -            58,064           -           58,064
   General and administrative                              93,476        114,494   (2)   8,380        216,350
-----------------------------------------------------------------------------------------------------------------

   LOSS FROM OPERATIONS                                  (172,012)       (20,352)       (8,380)      (200,744)
-----------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)

   Interest income, net                                     3,537            -     (2)  (2,334)         1,203
   Other expense                                             -             1,673          -             1,673
-----------------------------------------------------------------------------------------------------------------

Loss before provision for income taxes                  (168,475)        (18,679)       (10,714)     (197,868)

Provision for income taxes                                   -             1,373          -             1,373
-----------------------------------------------------------------------------------------------------------------

   Pro forma net loss                                   (168,475)        (20,052)       (10,714)     (199,241)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

   Pro forma net loss per share                             (.00)          N/A            N/A            (.00)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

   Pro forma weighted average common shares            39,137,844          N/A    (4) 5,714,285    44,852,129
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

       See accompanying notes to pro forma condensed consolidated financial statements.

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996

                                     (UNAUDITED)

                                   ---------------




                                                                              PRO FORMA      PRO FORMA
                                                   CARDIAC                    ---------      ---------
                                                   SCIENCE          IPS       ADJUSTMENTS      TOTALS
------------------------------------------------------------------------------------------------------------

SALES                                           $      -        $1,747,262    $               $1,747,262

Cost of sales                                          -         1,133,046   (3)   34,859      1,167,905
------------------------------------------------------------------------------------------------------------

    GROSS PROFIT                                       -           614,216        (34,859)       579,357


OPERATING EXPENSES

    Research and development                        422,360           -              -           422,360
    Selling expenses                                   -           237,252           -           237,252
    General and administrative                      404,480        469,383   (2)   32,857        906,720
------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                               (826,840)       (92,419)       (67,716)      (986,975)

OTHER INCOME (EXPENSE)

    Interest income, net                             35,883           -      (2)   (9,335)        26,548
    Other                                              -           (19,635)          -           (19,635)
------------------------------------------------------------------------------------------------------------

LOSS BEFORE PROVISION FOR INCOME TAXES (BENEFIT)   (790,957)      (112,054)       (77,050)      (980,061)


Provision for income taxes (benefit)                    988        (21,437)          -            20,449
------------------------------------------------------------------------------------------------------------

    Pro forma net loss                             (791,945)       (90,617)       (77,050)      (959,612)
------------------------------------------------------------------------------------------------------------

    Pro forma net loss per share                       (.02)           N/A            N/A           (.02)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

    Pro forma weighted average common shares     38,805,344            N/A   (4)5,714,285     44,519,629
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

     See accompanying notes to pro forma condensed consolidated financial statements.

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
        AS OF MARCH 31, 1997, FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                     (UNAUDITED)

                                   ---------------

1.  BASIS OF PRESENTATION

The pro forma condensed consolidated balance sheet (unaudited) as of March 31, 1997 and the pro forma condensed consolidated statements of operations (unaudited) for the three month period ended March 31, 1997 and for the year ended December 31, 1996 reflect the following transaction (the "Acquisition"). On April 9, 1997, the Company acquired IPS from Raymond Cohen, the President and Chief Executive Officer of the Company for 5,714.285 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), plus a non-interest bearing promissory note (the "Note") in the principal amount of $100,000, payable in eighteen equal consecutive monthly installments commencing upon the earlier of April 9, 1999 or the completion of an equity financing by the Company of not less than $2,000,000 of gross proceeds. Each share of Series A Preferred Stock (i) is entitled to 1,000 votes per share, (ii) is convertible into 1,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at any time, and from time to time, at the holder's option, without the payment of any additional consideration, (iii) a preference on liquidation or dissolution of $175.00 per share of Series A Preferred Stock;
(iv) the right of the holders of the Series A Preferred Stock to demand redemption thereof by the Company after two years from the date of issuance at a price of $175.00 per share of Preferred Stock in the event there are insufficient authorized and unissued shares of the Company's Common Stock to allow the Series A Preferred Stock to be converted into shares of the Company's Common Stock; and (v) automatically shall convert into 1,000 shares of Common stock (subject to adjustment for any reverse stock split, etc.) upon there being a sufficient number of authorized but unissued shares of Common Stock to allow such conversion.

These pro forma condensed consolidated financial statements (unaudited) represent the consolidated financial position and operations of Cardiac Science and IPS as if the Acquisition had occurred March 1, 1997 and January 1, 1996, respectively.

These pro forma consolidated financial statements (unaudited) do not purport to be indicative of the results that actually would have been obtained if the operations were combined for the year ended December 31, 1996, or the three month period ended March 31, 1997, and this presentation is not intended to be a projection of future results or trends.

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
        AS OF MARCH 31, 1997, FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                     (UNAUDITED)

                                   ---------------

2.  DESCRIPTION OF PRO FORMA ADJUSTMENTS

    (1) Adjustment to reflect the acquisition of IPS for the issuance of 5,714.285 shares of preferred stock and a $100,000 note payable and the elimination of IPS' capital stock and retained earnings.

         The total purchase price was estimated to be as follows:

              Fair market value of preferred stock issued   $  600,000
              Fair market value of note payable             $   82,975

         The fair market value of the preferred stock issued was estimated based on the trading value of the Company's common stock less a 30% discount to take into consideration the lack of the ability to trade and other features of the preferred stock. The fair market value of the note payable represents the discounted value (at 11.25%) of the note over 20 months (based on financing obtained in June 1997).

         At March 31, 1997, the purchase price is allocated to the fair market value of assets and liabilities as follows:

              Cash                                       $  43,223
              Accounts receivable                          129,575
              Inventory                                    122,006
              Other assets                                  13,232
              Property and equipment                        17,341
              Goodwill                                     657,138
              Bank line of credit                          (18,903)
              Accounts payable and accrued expenses       (280,637)
              Note payable                                 (82,975)
                                                         ---------

              Preferred Stock Consideration              $ 600,000
                                                         ---------
                                                         ---------

                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
        AS OF MARCH 31, 1997, FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                     (UNAUDITED)

                                   ---------------

2.  DESCRIPTION OF PRO FORMA ADJUSTMENTS (CONTINUED)

    (1) The resulting adjustment to the historical financial statements is as follows:

            Inventory                $  34,859    To increase historical cost
                                                  to fair market value
            Goodwill                   657,138   To recognize goodwill
                                                  resulting from purchase
                                                  accounting
            Common Stock                   100   To eliminate the common stock
                                                  of IPS
            Additional Paid-In Capital  33,821   To eliminate the common stock
                                                  of IPS
            Preferred Stock           (600,000)  To account for the issuance of
                                                  pre- ferred stock
            Note Payable               (82,975)  To account for the issuance of
                                                  the note payable
            Accumulated Deficit        (42,943)  To eliminate the accumulated
                                                  deficit of IPS

         The $657,138 goodwill resulting from the purchase price allocation is being amor-tized over 20 years using the straight line method.

    (2) Recognition of goodwill amortization and interest expense on the note payable for the three month period ended March 31, 1997 and for the year ended December 31, 1996, as follows:


                                   THREE MONTHS ENDED         YEAR ENDED
                                     MARCH 31, 1997        DECEMBER 31, 1996
                                    ---------------        -----------------

         Goodwill amortization           8,380                  32,857        Included in general
                                                                              and administrative
                                                                              expenses
         Interest expense                2,334                   9,335        Included in interest
                                                                              expense



                              CARDIAC SCIENCE, INC. AND
            INNOVATIVE PHYSICIAN SERVICES, INC. DBA DIAGNOSTIC MONITORING
                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
        AS OF MARCH 31, 1997, FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997
                       AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                     (UNAUDITED)

                                   ---------------

2.  DESCRIPTION OF PRO FORMA ADJUSTMENTS (CONTINUED)


    (3) Adjustment to reflect the replacement of inventory at fair market value with inventory at cost, using the first-in first-out (FIFO) method.

    (4) Pro forma loss per share is computed using the weighted average number of shares assuming that all the shares issued in connection with the Acquisition were outstanding for the entire year. This proforma adjustment assumes that the preferred stock issued is converted into common stock at the beginning of the period. Common stock equivalents were not considered in the loss per share calculation as the effect would have been anti-dilutive.